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                                                                  EXHIBIT 3.1


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                         JAYHAWK ACCEPTANCE CORPORATION


                                   ARTICLE I

     The name of the Corporation is JAYHAWK ACCEPTANCE CORPORATION.

                                   ARTICLE II

     The period of its duration is perpetual.

                                  ARTICLE III

     The Corporation is organized for the purpose of engaging in any lawful act, activity and/or business for which corporations may be organized under the Texas Business Corporation Act.

                                   ARTICLE IV

     The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares, of which (a) Ten Million (10,000,000) shares shall be designated as Preferred Stock, par value $.01 per share (the "Preferred Stock"), and (b) Forty Million (40,000,000) shares shall be designated as Common Stock, $.01 par value (the "Common Stock").

     The following is a statement of the designations, preferences, powers, voting rights, and relative, participating, and other special rights, as well as the qualifications, limitations, and restrictions thereof, of the Preferred Stock and the Common Stock:

     A.   PREFERRED STOCK
          ---------------

          1. Shares of the Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations, preferences, limitations, and relative rights, including voting rights, as shall be stated and expressed herein or in a resolution or resolutions providing for the issue of such series adopted by the board of directors of the Corporation. Each such series of Preferred Stock shall be designated so as to distinguish the shares thereof from the shares of all other series and classes.

          2. Subject to the other terms and conditions hereof, the board of directors of the Corporation is hereby expressly authorized to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the preferences, limitations, and relative rights, including voting rights, of the shares of each
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     series and the variations of the relative rights and preferences as between series, and to increase and to decrease the number of shares constituting each series, provided that the board of directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued. The relative powers, rights, preferences, and limitations may vary between and among series of Preferred Stock in any and all respects so long as all shares of the same series are identical in all respects, except that shares of any such series issued at different times may have different dates from which dividends thereon cumulate. The authority of the board of directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

               (a)  The designation of such series;

               (b) The number of shares initially constituting such series;

               (c) The rate or rates and the times at which dividends, if any, on the shares of such series shall be paid, the periods in respect of which dividends are payable, the conditions upon such dividends, the relationship and preferences, if any, of such dividends to dividends payable on any other class or series of shares, whether or not such dividends shall be cumulative, partially cumulative, or noncumulative, if such dividends shall be cumulative or partially cumulative, the date or dates from and after which, and the amounts in which, they shall accumulate, whether such dividends shall be share dividends, cash or other dividends, or any combination thereof, and if such dividends shall include share dividends, whether such share dividends shall be payable in shares of the same or any other class or series of shares of the Corporation (whether now or hereafter authorized), or any combination thereof, and the other terms and conditions, if any, applicable to dividends on shares of such series;

               (d) Whether or not the shares of such series shall be redeemable or subject to repurchase at the option of the Corporation or the holder thereof or upon the happening of a specified event, and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable, the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates, and whether such amount shall be payable in cash, property, or rights, including securities of the Corporation or another corporation;

               (e) The rights of the holder of shares of such series (which may vary depending upon the circumstances or nature of such liquidation, dissolution, or winding up) in the event of the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation and the relationship or preference, if any, of such rights to rights of holders of stock of any other class or series. A liquidation,

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          dissolution, or winding up of the Corporation, as such terms are used in this subparagraph (e), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation;

               (f) The terms and conditions under which shares of such series shall have voting powers, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other classes or series of stock and the right to have more (or less) than one vote per share; provided, however, that the right to cumulate votes for the election of directors is expressly denied and prohibited;

               (g) Whether or not a sinking fund shall be provided for the redemption of the shares of such series and, if such a sinking fund shall be provided, the terms and conditions thereof;

               (h) Whether or not a purchase fund shall be provided for the shares of such series and, if such a purchase fund shall be provided, the terms and conditions thereof;

               (i) Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, shall be convertible into stock of any other class or series and, if such shares shall be so convertible, the terms and conditions of conversion, including, but not limited to, any provision for the adjustment of the conversion rate or the conversion price;

               (j) Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, shall be exchangeable for securities, indebtedness, or property of the Corporation and, if such shares shall be so exchangeable, the terms and conditions of exchange, including, but not limited to, any provision for the adjustment of the exchange rate or the exchange price; and

               (k) Any other preferences, limitations, and relative rights as shall not be inconsistent with the provisions of this ARTICLE IV or the limitations provided by law.

          2. Except as otherwise required by law or in any resolution of the board of directors creating any series of Preferred Stock, the holders of shares of Preferred Stock and all series thereof who are entitled to vote shall vote together with the holders of shares of Common Stock, and not separately by class.

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     B.   COMMON STOCK
          ------------

          1. Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect (without prejudice, however, to specific contractual rights that the Corporation or any holders of such shares may establish among themselves). The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the shareholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

          2. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared from time to time by the Corporation's Board of Directors out of funds of the Corporation legally available therefor.

          3. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Paragraph 3, shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation.

     C.   PROHIBITION ON THE ISSUANCE OF NONVOTING EQUITY SECURITIES
          ----------------------------------------------------------

          1. Notwithstanding any other provision contained herein, the Corporation, as a Debtor (as defined in the Plan referred to below) under the Plan of Reorganization under Chapter 11 of the Bankruptcy Code for the Corporation (the "Plan") shall not issue nonvoting equity securities in connection with the Plan and shall comply, to the extent applicable, with
     Section 1123(a)(6) of the Bankruptcy Code of 1978, as amended.

                                   ARTICLE V

     No holder of any shares of any class of the Corporation's authorized shares, or any other class of stock of the Corporation hereafter authorized, shall, as such holder, have any preemptive or preferential right to receive, purchase, or subscribe to (a) any unissued or treasury shares of any class of stock of the Corporation (whether now or hereafter authorized), (b) any obligations, evidences of indebtedness, or other securities of the Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe to, any such unissued or treasury

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shares, (c) any right of subscription to or to receive, or any warrant or option for the purchase of, any of the foregoing securities, or (d) any other securities that may be issued or sold by the Corporation.

                                   ARTICLE VI

     The Corporation has heretofore complied with the requirements of law as to the initial minimum capital without which it could not lawfully commence business under the Texas Business Corporation Act.

                                  ARTICLE VII

     The address of the registered office of the Corporation is 2001 Bryan Tower, Suite 600, Dallas, Texas 75201, and the name of its registered agent at such address is Carl H. Westcott.

                                  ARTICLE VIII

     The number of directors constituting the board of directors upon filing of these Amended and Restated Articles of Incorporation with the Secretary of State of Texas is eight and the name and address of each such person who shall serve as a director, until the next annual meeting of shareholders and until such director's successor is elected and qualified or, if earlier, until such director's death, resignation, or removal as director, are as follows:

     NAME                     ADDRESS
     ----                     -------

     Carl Westcott            2001 Bryan Tower
                              Suite 600
                              Dallas, Texas 75201

     Gregory Earls            2001 Bryan Tower
                              Suite 600
                              Dallas, Texas 75201

     Jack Smith               2001 Bryan Tower
                              Suite 600
                              Dallas, Texas 75201

     Regina Montoya           2001 Bryan Tower
                              Suite 600
                              Dallas, Texas 75201


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     Joe Pollard              2001 Bryan Tower
                              Suite 600
                              Dallas, Texas 75201

     John Curtis              2001 Bryan Tower
                              Suite 600
                              Dallas, Texas 75201

     Paul Bass                2001 Bryan Tower
                              Suite 600
                              Dallas, Texas 75201

     Arthur Hollingsworth     2001 Bryan Tower
                              Suite 600
                              Dallas, Texas 75201


                                   ARTICLE IX

     The Corporation shall indemnify persons for whom indemnification is permitted by Article 2.02-1 of the Texas Business Corporation Act, and such indemnification shall be made to the fullest extent permitted thereby.

                                   ARTICLE X

     To the fullest extent permitted by law, directors and former directors of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director. No amendment of this Article X shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

                                   ARTICLE XI

     The right to accumulate votes in the election of directors and/or cumulative voting by any shareholder is hereby expressly denied.

                                  ARTICLE XII

     Notwithstanding any provisions of the Texas Business Corporation Act now or hereafter in force requiring for the approval of any action, the affirmative vote of two-thirds, or any other percentage greater than a majority, of the outstanding shares entitled by law to vote thereon or of the outstanding shares of a class or series entitled by law to vote separately as a class or series thereon, such action may, to the extent permitted by law, be authorized and taken by the affirmative vote of

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the holders of a majority of such outstanding shares, or such outstanding shares of a class or series, as applicable.

                                  ARTICLE XIII

     Any action required by the Texas Business Corporation Act, or other applicable laws, or any action which may be taken without a meeting, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                  ARTICLE XIV

     On October 16, 1997, the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, entered an order or decree approving these Amended and Restated Articles of Incorporation in the case styled In Re:
Jayhawk Acceptance Corporation, a Texas Corporation, Debtor, Case No. 397-31261-SAF-11 and such court had jurisdiction of such case under federal statute.

     IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation as of this 21st day of October, 1997.


                              JAYHAWK ACCEPTANCE CORPORATION


                              By:   /s/ JACK T. SMITH
                                   -------------------
                              Name:  Jack T. Smith
                                   ---------------
                              Title: President and Chief Operating Officer
                                    -----------------------------------------


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